INDEX TO EXHIBITS


1.       Articles of Incorporation of Registrant*

2.       Bylaws of Registrant*

3.       Not Applicable

4.       Specimen Stock Certificate for Class A Common Stock*

5. Investment Advisory Agreement between Light Index Investment Company and Light Index Fund, Inc.**

6. Distribution Agreement between First Data Distributors, Inc. and Light Index Fund, Inc.**

7.       Not Applicable

8. Custodian Servicing Agreement between Light Index Fund, Inc. and Firstar Trust Company*

9.1 Fund Administration Servicing Agreement between Light Index Fund, Inc. and Firstar Trust Company*

9.2 Fund Accounting Servicing Agreement between Light Index Fund, Inc. and Firstar Trust Company*

9.3 Fulfillment Servicing Agreement between Light Index Fund, Inc. and Firstar Trust Company, Light Index
         Investment Company and First Data Distributors, Inc.*

9.4      Transfer Agent Servicing Agreement*

10.      Opinion and consent of Counsel*

11.      Consent of Independent Accountants***

12.      Not Applicable

13.      Form of Subscription Agreement**

14.      Individual Retirement Custodial Account**

15.      Distribution Plan**

16.      Not Applicable

17.      Financial Data Schedule***

18.      Not Applicable

19.      Powers-of-Attorney*

* Previously filed.
** Filed herewith.
***To be filed by supplement when financial information is filed supplementally.